Exhibit 99.1

Corporate Communications
817-967-1577
mediarelations@aa.com

Investor Relations
817-931-3423 investor.relations@aa.com

FOR RELEASE: Wednesday, August 9, 2017

AMERICAN AIRLINES GROUP REPORTS

RECORD JULY TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported July and year-to-date 2017 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were a record 21.9 billion, up 0.8 percent versus July 2016. Total capacity was 26.0 billion available seat miles (ASMs), up 1.9 percent versus July 2016. Total passenger load factor was 84.3 percent, down 0.9 percentage points versus July 2016.

The company continues to expect its third quarter 2017 total revenue per available seat mile (TRASM) to be up approximately 0.5 percent to 2.5 percent year-over-year. In addition, the company also continues to expect its third quarter pre-tax margin excluding special items1 to be between 10 percent and 12 percent.

The following summarizes American Airlines Group traffic results for the month ended July 31, 2017, and 2016, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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[1]	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time

AMERICAN AIRLINES GROUP REPORTS JULY TRAFFIC

August 9, 2017

American Airlines Group Traffic Results

	July				Year to Date
	2017	2016	Change		2017	2016	Change
Revenue Passenger Miles (000)
Domestic	11,942,949	12,205,646	(2.2)%		74,252,476	76,013,666	(2.3)%
Atlantic	3,360,667	3,177,440	5.8%		16,709,311	15,857,451	5.4%
Latin America	2,952,760	2,841,796	3.9%		18,035,034	18,317,507	(1.5)%
Pacific	1,374,463	1,209,681	13.6%		9,021,853	7,393,165	22.0%

International	7,687,890	7,228,917	6.3%		43,766,198	41,568,123	5.3%

Mainline	19,630,839	19,434,563	1.0%		118,018,674	117,581,790	0.4%
Regional	2,264,030	2,276,885	(0.6)%		14,423,828	14,236,057	1.3%

Total Revenue Passenger Miles	21,894,869	21,711,448	0.8%		132,442,502	131,817,847	0.5%

Available Seat Miles (000)
Domestic	13,793,035	13,962,902	(1.2)%		87,689,657	89,206,840	(1.7)%
Atlantic	4,139,791	3,956,752	4.6%		21,481,828	21,526,911	(0.2)%
Latin America	3,480,976	3,380,852	3.0%		22,994,639	23,330,138	(1.4)%
Pacific	1,638,692	1,399,944	17.1%		10,969,740	8,870,779	23.7%

International	9,259,459	8,737,548	6.0%		55,446,207	53,727,828	3.2%

Mainline	23,052,494	22,700,450	1.6%		143,135,864	142,934,668	0.1%
Regional	2,917,610	2,796,000	4.3%		18,917,952	18,376,768	2.9%

Total Available Seat Miles	25,970,104	25,496,450	1.9%		162,053,816	161,311,436	0.5%

Load Factor (%)
Domestic	86.6	87.4	(0.8	)pts	84.7	85.2	(0.5	)pts
Atlantic	81.2	80.3	0.9	pts	77.8	73.7	4.1	pts
Latin America	84.8	84.1	0.7	pts	78.4	78.5	(0.1	)pts
Pacific	83.9	86.4	(2.5	)pts	82.2	83.3	(1.1	)pts
International	83.0	82.7	0.3	pts	78.9	77.4	1.5	pts
Mainline	85.2	85.6	(0.4	)pts	82.5	82.3	0.2	pts
Regional	77.6	81.4	(3.8	)pts	76.2	77.5	(1.3	)pts
Total Load Factor	84.3	85.2	(0.9	)pts	81.7	81.7	—	pts
Enplanements
Mainline	13,448,914	13,598,779	(1.1)%		84,970,834	85,844,714	(1.0)%
Regional	4,860,711	4,999,030	(2.8)%		31,514,762	31,618,817	(0.3)%

Total Enplanements	18,309,625	18,597,809	(1.5)%		116,485,596	117,463,531	(0.8)%
System Cargo Ton Miles (000)	245,508	201,356	21.9%		1,566,049	1,354,320	15.6%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

AMERICAN AIRLINES GROUP REPORTS JULY TRAFFIC

August 9, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected third quarter pre-tax margin, statements about the expected change in total revenue per available seat mile, statements about the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors) and in the Company’s other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

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